Exhibit 10.12

SEPARATION AGREEMENT AND RELEASE

RECITALS

This Separation Agreement and Release (the “Agreement”) is made by and between Wes Herman (“Executive”) and CafePress Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”):

WHEREAS, Executive was employed by the Company for the provision of Service (as defined in Treasury Regulation Section 1.409A-1(h);

WHEREAS, the Company and Executive entered into an Executive Confidentiality and Inventions Agreement (the “Confidentiality Agreement”);

WHEREAS, Executive’s employment with the Company shall terminate effective January 17, 2014 (the “Termination Date”). Executive is not obligated to report to work from the date of delivery of this agreement and the Termination Date other than to provide reasonable assistance with operational requests and the return of Company equipment; and,

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement under paragraph 7 below, the Company agrees as follows:

(i) Separation Pay. The Company agrees to pay Executive an amount representing Three Hundred Thousand Dollars ($300,000) less applicable tax withholdings (“Separation Pay”). This payment will be made to Executive form of ten (10) equal installment payments payable over a period of ten (10) months, with the first installment being paid on February 1st, 2014 and thereafter every thirty (30) days, following your separation from Service (as defined in Treasury Regulation Section 1.409A-1(h)).

(ii) COBRA. If Executive elects COBRA coverage, the Company agrees to pay a period of one (1) month under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) following the Termination Date. Payment will be made to the Benefits Administrator once Executive elects COBRA coverage.

(iii) Restricted Period. Notwithstanding any agreement to the contrary including without limitation the Non-Solicitation and Non-Competition Agreement signed by the

Parties, Company and Executive agree that the Restricted Period applicable to any restrictions regarding competition or solicitation of customers or employees by Executive shall be twelve (12) months from the Termination Date.

(iv) General. Executive acknowledges that without this Agreement, he/she is otherwise not entitled to the consideration listed in this paragraph 1, and is offered by the Company solely as consideration for this Agreement.

2. Benefits. If any received, Executive’s health insurance benefits will cease on January 31, 2014, subject to Executive’s right to continue Executive’s health insurance under COBRA (see also Section 1(ii) above). Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of any bonuses, vacation and PTO, stock option vesting, all ceased as of the Termination Date.

3. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes his/her certification under penalty of perjury that he/she has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company.

4. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5. Release of Claims. (A) Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, founders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts or facts or damages that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Sarbanes-Oxley Act of 2002; section 49.60.010 et seq.; The Fair Labor Standards Act, 29 U.S.C. §§201 et seq., (as amended); relevant Kentucky labor codes, and all amendments to each of the above-referenced statutes; and any other laws of the state of Kentucky; and any other federal, state or local laws or regulations relating to employment terms and conditions of employment;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or any obligation of the Company to pay a bonus pursuant to the Amended and Restated Earn Out Bonus Agreement between the Parties. This release does not release claims that cannot be released as a matter of law, including, but not limited to Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company).

(B) Release by the Company. For and in consideration of the payments and/or promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby releases, acquits, and forever discharges Executive from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, known or unknown, which the Company now has, had, or may hereafter claim to have had against Executive, of any kind or nature whatsoever, arising from any act, omission, transaction, or event which has occurred or is alleged to have occurred up to the time this Agreement is executed by the Company, other than fraud, embezzlement or any other act of moral turpitude for which no release of claims shall extend. This Agreement may be pled as a complete defense and shall constitute a full and final bar to any claim for damages or other relief based on any matters released herein. This General Release extends also to claims that the Company does not know or suspect to exist in its favor at the time of executing it, which if known by the Company might have materially affected its decision to execute it. The Company hereby knowingly and voluntarily waives and relinquishes all rights and benefits which it may have under applicable law with respect to such claims.

6. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.

Executive further acknowledges that he/she has been advised by this writing that:

(a) he/she should consult with an attorney prior to executing this Agreement;

(b) he/she has forty-five (45) days within which to consider and accept the terms of this Agreement. To accept the terms of this Agreement, Executive shall date and sign this Agreement and return it to 1850 Gateway Drive, Ste. 300, San Mateo, CA 94404, Attn: Legal Department;

(c) he/she has seven (7) days following his/her execution of this Agreement to revoke this Agreement (“Revocation Period”). If he/she decides to revoke this Agreement after signing, 1850 Gateway Drive, Ste. 300, San Mateo, CA 94404, Attn: Legal Department, must receive a written statement of revocation by the last day of the Revocation Period;

(d) if Executive does not revoke during the seven-day Revocation Period, this Agreement will take effect on the eighth (8th) day after the date you sign the Agreement (“Effective Date”); and

(e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 45-day period identified above, Executive hereby acknowledges that he/she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7. Unknown Claims. Executive acknowledges that he/she has been advised to consult with legal counsel and that he/she is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his/her favor at the time of executing the release, which, if known by him/her, must have materially affected her settlement with the release. Executive, being aware of said principle, expressly understands and agrees to waive any rights he/she may have to that effect under Section 1542 of the Civil Code of the State of California or analogous federal or state statutes, as well as under common law principles of similar effect.

8. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

10. Confidentiality. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as the “Separation Information”). Except as required by law, Executive may disclose the Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s counsel, Executive’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he/she will not publicize, directly or indirectly, any Separation Information.

Executive acknowledges and agrees that the confidentiality of the Separation Information is of the essence and that the consideration and other benefits provided under this Agreement are contingent upon Executive’s compliance with his obligations under this paragraph 10. Any individual breach or disclosure shall not excuse Executive from his obligations hereunder, nor permit him to make additional disclosures. Executive warrants that he/she has not to date disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

11. No Cooperation. Executive agrees not to act in any manner that might damage the business of the Company. Executive further agrees that he/she will not knowingly encourage or counsel any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the

Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he/she cannot provide counsel.

12. Non-Disparagement. Company and Executive agree to refrain from any disparagement, defamation, libel or slander of any of the Releasees, or any tortious interference with the contracts, relationships and prospective economic advantage of the other party or any of the Releasees. Executive agrees that Executive shall direct all inquiries by potential future employers to the Company’s Human Resources Department.

13. Non-Solicitation. Executive acknowledges and agrees that he has executed a Non-Solicitation and Non-Competition Agreement with Company and that pursuant to its terms that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Executive shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

14. Breach. Except as provided by law or as provided for under Paragraph 7 herein, Executive shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in: (a) enforcing Executive’s obligations under this Agreement, The Non-Solicitation and Non-Competition Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration; and (b) defending against a claim or suit brought or pursued by Executive in violation of the terms of this Agreement.

15. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

16. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ATLANTA, GEORGIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH GEORGIA LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL GEORGIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH GEORGIA LAW, GEORGIA LAW SHALL

TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18. Cooperation with Company. Executive agrees to cooperate, at the reasonable request of the Company, in the defense and/or prosecution of any charges, claims, investigations (internal or external), administrative proceedings and/or lawsuits relating to matters occurring during Executive’s period of employment. The Company agrees to pay Executive a daily rate of $1,000 an eight hour day, and pro rata for any lesser amount, for the time expended in the defense and prosecution of such matters.

19. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he/she is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Executive’s failure to pay or the Company’s failure to withhold, or Executive’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he/she has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. No Representations. Executive represents that he/she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

22. Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

23. Attorneys’ Fees. Except as provided in paragraph 7 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.

25. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

26. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Chief Executive Officer of the Company.

27. Governing Law. This Agreement shall be construed, interpreted, governed and enforced in accordance with the laws of the State of Georgia, without regard to choice-of-law provisions. The Parties hereby consent to personal and exclusive jurisdiction and venue in the State of Georgia.

28. Binding Effect. This Agreement shall be binding on the Parties and their heirs, representatives, successors and assigns and shall inure to the benefit of the Parties and their heirs, representatives, successors and assigns.

29. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. Executive understands and agrees that he/she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:

(a) he/she has read this Agreement;

(b) he/she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or that he/she has voluntarily declined to seek such counsel;

(c) he/she understands the terms and consequences of this Agreement and of the releases it contains; and

(d) he/she is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CafePress Inc.

Dated:	January 8, 2014	By:	/s/ Kirsten Mellor
General Counsel

Wes Herman, an individual

Dated:	January 8, 2014	By:	/s/ Wes Herman